Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 28, 2007, relating to the 2006 financial statements of RailAmerica, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
September 29, 2009